Exhibit 99.2

Fourth Quarter and Full-Year 2013 Earnings Presentation January 23, 2014 Dick Weil Chief Executive Officer Jennifer McPeek Chief Financial Officer

Executive summary Net flow results for full-year 2013 of $(19.7) billion reflect disappointing fundamental equity performance coupled with the effects of portfolio manager changes Net flow results for 4Q 2013 of $(6.2) billion reflect two primary factors: A continuation of outflows from our fundamental equity strategies, driven by the fact that investment performance has not yet been adequately healed in several of our largest strategies The absence of several large non-U.S. institutional wins in our mathematical equity strategies, which positively impacted 3Q 2013 results The story of 2013 was shaped by very strong equity market returns, which supported our firm through a period of investment team changes, and continued progress on our strategy of Intelligent Diversification, which is required to return the firm to healthy growth in the years ahead – we are making good progress but are not yet “out of the woods” Since 2008, our net cash position has improved by ~$1 billion, and as of December 31, 2013, our net cash position is the strongest it has been in more than a decade

Janus Capital Group 4Q and full-year 2013 results EPS AUM Long-Term Net Flows Margin LTM Cash Flow From Operations 4Q 2013 EPS of $0.21 compared to $0.17 in 3Q 2013, resulting in full-year EPS of $0.62 compared to $0.55 in 2012 (1) Assets Under Management at December 31, 2013 of $173.9 billion increased 4.3% versus September 30, 2013 and increased 10.9% versus December 31, 2012 Operating margin in 4Q 2013 of 29.6% versus 27.1% in 3Q 2013 Full-year 2013 operating margin of 27.4% versus 25.2% in 2012 Total company long-term net flows were $(6.2) billion in 4Q 2013 compared to $(4.2) billion in 3Q 2013 Full-year 2013 long-term net flows of $(19.7) billion compared to $(12.0) billion in 2012 Generated LTM cash flow from operations of $224 million Note: Full-year 2013 results include a $0.04 per share non-cash loss on the early extinguishment of debt. Full-year 2012 results include total charges of $0.06 due to the early extinguishment of debt, a change in LTI forfeitures and the impairments of intangible assets related to the redemption of two sub-advised accounts.

4Q and Full-Year 2013 Results Jennifer McPeek Chief Financial Officer

4Q 2013 financial review EPS Average AUM ($ in billions) Total Revenues ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year (1) Note: Full-year 2012 results include total charges of $0.06 due to the early extinguishment of debt, a change in LTI forfeitures and the impairments of intangible assets related to the redemption of two sub-advised accounts. Full-year 2013 results include a $0.04 per share non-cash loss on the early extinguishment of debt. (1) $217.7 $226.2 3Q 2013 4Q 2013 $0.17 $0.21 3Q 2013 4Q 2013 $214.5 $239.1 25.2% 27.4% 2012 2013 $0.55 $0.62 2012 2013 $59.0 $67.0 27.1% 29.6% 3Q 2013 4Q 2013 $850.0 $873.9 2012 2013

4Q 2013 investment performance summary Notes: References Morningstar relative performance on an asset-weighted, total return basis as of December 31, 2013. Refer to p. 25 and 26 for the 1-, 3- and 5-year periods and p. 30 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. References relative performance net of fees as of December 31, 2013, as shown on p. 27 and 28. Refer to p. 29 for INTECH mutual fund analysis and disclosure. Complex-wide as of December 31, 2013. Refer to p. 30 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns. Period Ending December 31, 2013 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 46% 46% 53% Fundamental Equity Mutual Fund Assets (1) 38% 39% 54% Fixed Income Mutual Fund Assets (1) 100% 100% 53% % of Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 59% 79% 42% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 56%

4Q 2013 net flow summary Note: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. 20% 25% 19% 22% 20% Total Company Long-Term Flows (1) ($ in billions) Mathematical Equity Long-Term Flows (1) ($ in billions) Fundamental Equity Long-Term Flows (1) ($ in billions) Gross Redemptions Gross Sales Net Sales 29% 35% 33% 33% 35% Annualized Redemption Rate Annualized Gross Sales Rate Fixed Income Long-Term Flows (1) ($ in billions) 18% 24% 18% 17% 17% 31% 33% 36% 38% 38% Annualized Redemption Rate Annualized Gross Sales Rate 12% 9% 7% 26% 8% 27% 32% 20% 19% 24% Annualized Redemption Rate Annualized Gross Sales Rate 41% 53% 44% 36% 51% 29% 49% 43% 36% 44% Annualized Redemption Rate Annualized Gross Sales Rate $2.6 $3.5 $3.0 $2.5 $3.6 ($1.9) ($3.2) ($2.9) ($2.5) ($3.1) $0.7 $0.3 $0.1 ($0.0) $0.5 ($8) ($4) $0 $4 $8 4Q12 1Q13 2Q13 3Q13 4Q13 $4.1 $5.3 $4.1 $3.8 $4.0 ($6.8) ($7.1) ($8.4) ($8.7) ($8.9) ($2.7) ($1.8) ($4.3) ($4.9) ($4.9) ($20) ($10) $0 $10 $20 4Q12 1Q13 2Q13 3Q13 4Q13 $1.2 $0.8 $0.8 $2.7 $0.9 ($2.8) ($3.2) ($2.0) ($2.0) ($2.7) ($1.6) ($2.4) ($1.2) $0.7 ($1.8) ($10) ($5) $0 $5 $10 4Q12 1Q13 2Q13 3Q13 4Q13

4Q 2013 average AUM and total revenue Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. Average AUM ($ in billions) (1) Management Fees Shareowner Servicing Fees and Other Performance Fees $35.7 $36.7 ($22.0) ($18.5) $204.0 $208.0 $217.7 $226.2 3Q 2013 4Q 2013 $165.2 $170.3 3Q 2013 4Q 2013

4Q 2013 operating expense breakdown 4Q 2013 operating expenses of $159.2 million increased $0.5 million compared to 3Q 2013 Employee compensation and benefits declined $2.6 million, primarily driven by a change in variable compensation mix Long-term incentive compensation increased $2.0 million due primarily to higher mark-to-market adjustments on investments in advised mutual funds (1) Discretionary expenses increased 2% versus 3Q 2013, primarily due to an increase of $1.3 million in marketing and advertising 4Q 2013 operating margin of 29.6% improved 250bps quarter over quarter Operating Expenses ($ in millions) Note: 2014 annual long-term incentive compensation is currently expected to be ~$65 million. (1) $27.1 $26.3 $7.1 $6.8 $30.8 $31.7 $4.6 $5.9 $15.8 $17.8 $73.3 $70.7 $158.7 $159.2 3Q 2013 4Q 2013 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

4Q 2013 balance sheet profile

- Total cash and marketable securities increased by $92 million or 13% year over year
- During 4Q 2013, we used cash to fund the following items:
  - Pre-funded 2014 Senior and Convertible Senior Notes
  - $13 million quarterly dividend
  - $10 million of antidilutive share buybacks (repurchased 0.9 million shares at an average price of $10.22 per share)
- Generated $92 million of cash flow from operations during the quarter and a total of $224 million over the course of the year

Balance Sheet Profile (Carrying Value) – 12/31/2012 versus 12/31/2013
($ in millions)



$738
$351
$387
$545
$352
$193
$830
$486
$345
$545
$103
$344
$97
Cash & Investments
Debt
Cash & Investments
Debt
12/31/2012
12/31/2013
Investment Securities (1)
Cash and Cash Equivalents
2018 Maturity
2017 Maturity
2014 Maturities (2)

Notes:
(1) Includes Seed Investments of $249.6 million, Investments in Advised Mutual Funds of $89.0 million and Deferred Compensation Plans of $11.9 million as of December 31, 2012; includes Seed Investments of $323.6 million, Investments in Debt Securities of $101.5 million, Investments in Advised Mutual Funds of $45.5 million and Deferred Compensation Plans of $14.9 million as of December 31, 2013.
(2) Includes $38.9 million of 6.119% Senior Notes and $154.0 million of 3.250% Convertible Senior Notes as of December 31, 2012; includes $38.9 million of 6.119% Senior Notes and $58.0 million of 3.250% Convertible Senior Notes as of December 31, 2013.

10

Topics of Discussion Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

INTECH composites outperformed their respective benchmarks 73% of the time over the annualized rolling three-year measurement periods Annualized Rolling Three-Year Performance (As of December 31, 2013) Older rolling periods reflect fewer strategies than more-recent rolling periods. Performance for rolling periods other than three years are different and are available upon request. Data reflects past performance, which does not guarantee future results. Performance presented net of fees. Performance includes the reinvestment of dividends and other earnings. Outperformance is not indicative of positive absolute performance. Rolling periods calculated quarterly since each strategy’s inception. Chart includes performance for all active relative-risk strategies with at least a three-year track record. Chart excludes terminated published composites. See p. 27 and 28 for standardized performance and p. 29 for additional information on the strategies, inception dates and benchmarks included in this chart. Firm-wide Annualized Rolling Three-Year Period Composite Performance From July 1, 1987 through December 31, 2013 -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% INTECH Composite (Absolute Performance, Net of Fees) Benchmark (Absolute Performance) Outperformance Underperformance INTECH strategies outperformed 381 of 519 periods, or 73% of the time (14 composites, net of fees).

Today INTECH's business is concentrated in U.S. strategies

Total AUM Breakdown – By Strategy
(Total AUM as of December 31, 2013 - $47.6 billion)


22%
78%
Non-U.S.
U.S.

Annualized Return vs. Benchmark – 5 Largest Strategies [1]
(%, net of fees) for Periods Ended December 31, 2013 [2]

	1 Year	3 Year	5 Year
U.S. Enhanced Plus	0.02	0.35	(0.02)
U.S. Large Cap Growth	0.73	(0.83)	(0.95)
Broad Large Cap Growth	0.26	0.10	(0.00)
U.S. Enhanced Index	(1.19)	(0.07)	(0.28)
Global Large Cap Core	3.60	2.04	0.22

- 78% of INTECH's AUM is concentrated in U.S. strategies, primarily in Enhanced Plus, Large Cap Growth and Enhanced Index
  - Institutional search activity for these strategies has been limited, as equity allocations have favored fixed income, alternative and passive strategies
  - Performance, net of fees, in the largest U.S. strategies has been similar to the index over the 1-, 3- and 5-year periods [2]
- We have been focused on globalizing INTECH's business and product offerings in order to meet client needs and are seeing increased demand outside the U.S.
  - All global and international relative return strategies have outperformed their benchmarks over the 1-, 3-, 5-year and since inception periods, net of fees [2][3]
- We are focused on further diversifying INTECH's business by providing customized global solutions, including new opportunities in emerging market, managed volatility and low volatility strategies

Notes:
(1) Total AUM for the 5 strategies shown is $31.3 billion or 66% of INTECH's total AUM, as of December 31, 2013.
(2) References relative performance net of fees as of December 31, 2013, as shown on p. 27 and 28 Refer to p. 29 for INTECH mutual fund analysis and disclosure.
(3) Includes the following strategies: Global Large Cap Core, International Large Cap Core, Global Large Cap Core ex Japan (Kokusai), European Large Cap Core, Global All Country Enhanced Index, Global High Dividend Core and Global Enhanced Index. Excludes absolute volatility strategies.

13

Quarter-over-quarter change in compensation was driven by year-end change in variable mix Quarter-over-Quarter Change in Compensation & Benefits: ($ in millions) Notes: “Other” includes base salaries, commissions, overtime and severance expenses. Total Comp includes employee compensation and benefits and long-term incentive compensation. Cash Comp-to-Revenue Ratio 33.7% 31.2% (1) Total Comp(2)-to-Revenue Ratio 40.9% 39.1% $70.7 $(6.2) $2.6 $1.0 $73.3 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 $80.0 3Q 2013 Compensation & Benefits Change in Profitability Variable Comp Mix (Cash / LTI) Other 4Q 2013 Compensation & Benefits

Since 2008, our net cash position has improved by approximately $1 billion 2017 Maturity 2014 Maturities (1) 2018 Maturity Investment Securities Cash and Cash Equivalents Historical Net Cash Position as of December 31st (1) ($ in millions) Net Cash We have remained disciplined in our actions around building a conservative balance sheet and a desire to delever the Company As a result of our conservative approach, underlying cash flow dynamics and market uplift, our net cash position is at the highest level in ten years Net cash of $270 million enables us to cover both our operating capital requirements and a reasonably sized seed capital book With the current size of our net cash position, setting aside future cash flows for debt retirement is not needed Note: Net debt is calculated as cash and cash equivalents plus investment securities less total debt. All debt amounts reflect principal amounts. 2014 maturities include $39 million of 6.119% Senior Notes and $60 million of 3.250% Convertible Senior Notes. $345 $486 $99 $345 $117 ($436) ($720) ($340) ($165) $62 $176 $270 2007 2008 2009 2010 2011 2012 2013 2013 Total Debt 2013 Cash & Invest. Sec.

Capital deployment over the last 3 years has been directed primarily at balance sheet deleveraging We have steadily increased the amount of cash we return to shareholders on an annual basis % of Annual Cash Flow from Operations Returned to Shareholders (1) Our annual payout ratio of cash flow from operations has increased over the last three years Note: 2012 and 2013 dividend percentages have been adjusted to normalize the accelerated payment that took place in December of 2012, which replaced the payment that would have been declared in January of 2013. 2011 2012 2013 Capital Activity from 2011 to 2013 4/11 – Moved to quarterly dividend at $0.05/share 2/12 – Initiated anti-dilutive stock buyback program 4/12 – Increased quarterly dividend to $0.06/share 4/13 – Increased quarterly dividend to $0.07/share 1/11 – Retired $121 million of 2012 Senior Notes early 9/11 – Retired $92 million Senior Notes at maturity 3/12 – Tendered for $59 million 2014 & 2017 Senior Notes 6/13 – Exchanged $110 million of 2014 Converts for $117 million of 2018 Converts = Capital Returned to Shareholders = Debt Repayment 21% 22% 8% 14% 3% 12% 29% 37% 2010 2011 2012 2013 Dividends Share Repurchases

Q&A

Appendix

AUM by investment discipline and distribution channel $173.9 billion in AUM as of 12/31/13 By Investment Discipline By Distribution Channel Retail Intermediary ($108.5bn) Growth / Core ($60.8bn) Money Market ($1.4bn) Mathematical ($47.6bn) Institutional ($41.6bn) International ($23.8bn) Fixed Income ($28.9bn) Global / International ($19.3bn) Value ($15.9bn) 35% 27% 17% 11% 9% 1% 62% 24% 14%

Annual net flow summary 25% 21% 23% 23% Total Company Long-Term Flows (1,2) ($ in billions) Mathematical Equity Long-Term Flows (1,2) ($ in billions) Fundamental Equity Long-Term Flows (1) ($ in billions) Gross Redemptions Gross Sales Net Sales 31% 29% 31% 35% Fixed Income Long-Term Flows (1) ($ in billions) 26% 19% 20% 19% 30% 30% 32% 37% 9% 10% 12% 13% 31% 22% 26% 25% 83% 70% 56% 47% 43% 38% 37% 44% Redemption Rate Gross Sales Rate Redemption Rate Gross Sales Rate Redemption Rate Gross Sales Rate Redemption Rate Gross Sales Rate Notes: Long-term flows exclude money market flows. Sales and redemption rates calculated as a percentage of beginning of period assets. 2011 gross sales and redemptions exclude the transfer of $1.1 billion within mathematical equity strategies. $8.5 $10.7 $11.6 $12.6 ($4.5) ($5.8) ($7.6) ($11.7) $4.0 $4.9 $4.0 $0.9 ($20) ($10) $0 $10 $20 2010 2011 2012 2013 $26.1 $20.8 $17.5 $17.2 ($30.4) ($32.9) ($27.9) ($33.1) ($4.3) ($12.1) ($10.4) ($15.9) ($75) ($50) ($25) $0 $25 $50 $75 2010 2011 2012 2013 $4.4 $4.5 $4.9 $5.2 ($14.9) ($9.5) ($10.5) ($9.9) ($10.5) ($5.0) ($5.6) ($4.7) ($30) ($20) ($10) $0 $10 $20 $30 2010 2011 2012 2013

4Q 2013 EPS of $0.21 compared to $0.17 in 3Q 2013 December 31, September 30, Variance December 31, December 31, Variance ($ in millions, except AUM and per share) 2013 2013 (%) 2013 2012 (%) Average AUM ($ in billions) 170.3 $ 165.2 $ 3.1% 165.4 $ 156.3 $ 5.8% Revenues 226.2 $ 217.7 $ 3.9% 873.9 $ 850.0 $ 2.8% Operating expenses 159.2 158.7 0.3% 634.8 635.5 -0.1% Operating income 67.0 $ 59.0 $ 13.6% 239.1 $ 214.5 $ 11.5% Operating margin 29.6% 27.1% 27.4% 25.2% Interest expense (9.4) $ (9.5) $ 1.1% (41.1) $ (45.0) $ 8.7% Investment gains, net 0.1 7.9 -98.7% 6.5 11.1 -41.4% Other income, net 2.7 0.8 n/m 4.5 3.2 40.6% Loss on early extinguishment of debt - (0.9) n/m (13.5) (7.2) -87.5% Income tax provision (20.3) (21.7) 6.5% (73.3) (64.7) -13.3% Net income 40.1 $ 35.6 $ 12.6% 122.2 $ 111.9 $ 9.2% Noncontrolling interests (1.8) (3.0) 40.0% (7.5) (9.6) 21.9% Net income attributable to JCG 38.3 $ 32.6 $ 17.5% 114.7 $ 102.3 $ 12.1% Diluted earnings per share attributable to JCG common shareholders 0.21 $ 0.17 $ 23.5% 0.62 $ 0.55 $ 12.7% Diluted weighted average shares outstanding (in millions) 186.2 186.4 -0.1% 185.9 185.1 0.4% Quarter Ended Year Ended

4Q 2013 operating margin of 29.6% versus 27.1% in 3Q 2013 December 31, September 30, Variance December 31, December 31, Variance ($ in millions, except AUM) 2013 2013 (%) 2013 2012 (%) Average AUM ($ in billions) 170.3 $ 165.2 $ 3.1% 165.4 $ 156.3 $ 5.8% Revenues Investment management fees 208.0 $ 204.0 $ 813.0 $ 782.3 $ Performance fees - mutual funds (21.3) (22.3) (87.8) (87.4) Performance fees - private accounts 2.8 0.3 5.6 12.0 Shareowner servicing fees and other 36.7 35.7 143.1 143.1 Total revenues 226.2 $ 217.7 $ 3.9% 873.9 $ 850.0 $ 2.8% Basis points Investment management fees 48.5 49.0 49.2 50.1 Investment management fees and performance fees 44.1 43.7 44.2 45.2 Operating expenses Employee compensation and benefits 70.7 $ 73.3 $ 292.7 $ 274.5 $ Long-term incentive compensation 17.8 15.8 63.1 66.7 Marketing and advertising 5.9 4.6 20.2 23.6 Distribution 31.7 30.8 125.7 126.8 Depreciation and amortization 6.8 7.1 28.7 38.5 General, administrative and occupancy 26.3 27.1 104.4 105.4 Total operating expenses 159.2 $ 158.7 $ 0.3% 634.8 $ 635.5 $ -0.1% Operating income 67.0 $ 59.0 $ 13.6% 239.1 $ 214.5 $ 11.5% Operating margin 29.6% 27.1% 27.4% 25.2% Quarter Ended Year Ended

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees (1)
(AUM $ in millions, performance fees $ in thousands)

	EOP AUM 12/31/2013	Benchmark	Base Fee	Performance Fee (2)	Performance Hurdle vs. Benchmark	4Q 2013 P&L Impact
Janus Contrarian Fund (3)	$3,504.9	S&P 500® Index	0.64%	± 15 bps	± 7.00%	($1,116.8)
Janus Aspen Worldwide Fund (3)	790.9	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(267.4)
Janus Research Fund (3)	4,085.1	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(1,292.0)
Janus Global Research Fund (4)	2,634.1	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(821.7)
Janus Global Real Estate Fund (5)	125.3	FTSE EPRA/NAREIT Developed Index	0.75%	± 15 bps	± 4.00%	(25.0)
Janus International Equity Fund (6)	290.2	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(44.2)
INTECH U.S. Core Fund (7)	602.1	S&P 500® Index	0.50%	± 15 bps	± 4.00%	120.1
Perkins Mid Cap Value Fund (3)	10,701.7	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(4,904.2)
Perkins Small Cap Value Fund (8)	2,507.5	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	(1,072.9)
Perkins Large Cap Value Fund (8)	139.3	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(50.8)
Janus Fund (9)	8,282.5	Core Growth Index	0.64%	± 15 bps	± 4.50%	(3,221.5)
Perkins Global Value Fund (9,10)	224.0	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(7.2)
Janus Aspen Overseas Portfolio (11)	1,430.1	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(651.2)
Janus Overseas Fund (12)	4,750.4	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(3,218.2)
Janus Twenty Fund (13)	9,947.0	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(3,067.5)
Janus Forty Fund (13)	4,115.9	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(1,609.4)
Janus Emerging Markets Fund (14)	29.3	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	(7.7)
Janus Asia Equity (15)	14.0	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	(1.3)
Perkins Select Value (16)	81.5	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(25.4)
Total Existing Funds with Fees	**$54,255.9**					**($21,284.5)**

Please refer to footnotes on p. 24.

23

Mutual funds with performance-based advisory fees (cont.) Notes: The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007. Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the “Combined Fund”). The Combined Fund’s surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. For three years after the merger, Janus will waive its management fee to at least a level that is equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee. The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund’s benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund’s performance and calculating the performance adjustment. Because the Fund’s performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return. The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007. The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund. The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011. Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011. The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012. The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012.

Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Complex-wide performance (1) Note: References Morningstar relative performance as of December 31, 2013. Refer to p. 30 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 41% 12% 25% 23% 27% 26% 45% 21% 25% 19% 66% 57% 46% 48% 46% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13 33% 27% 34% 30% 18% 22% 19% 14% 17% 35% 55% 46% 48% 47% 53% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13 29% 22% 20% 22% 28% 17% 27% 35% 34% 33% 45% 49% 55% 56% 60% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13 15% 12% 7% 6% 24% 12% 19% 38% 35% 22% 27% 31% 45% 41% 46% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13 35% 28% 41% 31% 25% 28% 33% 23% 33% 35% 63% 62% 64% 64% 60% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13

Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns Fundamental equity performance (1) 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Morningstar relative performance as of December 31, 2013. Refer to p. 30 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 47% 13% 28% 15% 20% 21% 44% 16% 25% 17% 68% 57% 45% 41% 38% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13 23% 20% 24% 27% 20% 25% 18% 16% 12% 33% 48% 38% 40% 39% 54% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13 26% 15% 13% 15% 18% 12% 24% 31% 30% 32% 38% 39% 44% 45% 50% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13 17% 13% 7% 6% 20% 3% 11% 29% 26% 19% 20% 24% 37% 32% 39% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13 31% 26% 35% 32% 31% 28% 29% 23% 23% 31% 59% 55% 58% 55% 63% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12/31/12 3/31/13 6/30/13 9/30/13 12/31/13

Mathematical equity performance (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 12/31/2013 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	32.80	16.88	18.28	8.61	10.90
U.S. Enhanced Plus Net		32.41	16.53	17.92	8.27	10.50
S&P 500® Index		32.39	16.18	17.94	7.40	9.50
Difference versus S&P 500® Index Net of Fees		0.02	0.35	(0.02)	0.87	1.00
U.S. Large Cap Growth Gross	7/93	34.11	16.49	18.84	8.67	12.98
U.S. Large Cap Growth Net		33.48	15.95	18.29	8.16	12.41
S&P 500® Growth Index		32.75	16.77	19.24	7.62	9.34
Difference versus S&P 500® Growth Index Net of Fees		0.73	(0.83)	(0.97)	0.54	3.06
U.S. Large Cap Value Gross	7/93	31.50	16.85	17.30	8.70	10.82
U.S. Large Cap Value Net		30.99	16.40	16.85	8.28	10.39
S&P 500® Value Index		31.98	15.62	16.61	7.10	8.88
Difference versus S&P 500® Value Index Net of Fees		(0.99)	0.77	0.24	1.18	1.51
U.S. Enhanced Index Gross	4/98	31.61	16.48	18.04	8.15	6.33
U.S. Enhanced Index Net		31.19	16.11	17.66	7.81	5.98
S&P 500® Index		32.39	16.18	17.94	7.40	5.25
Difference versus S&P 500® Index Net of Fees		(1.19)	(0.07)	(0.28)	0.40	0.72
U.S. Broad Large Cap Growth Gross	11/00	34.41	17.14	21.00	8.42	4.39
U.S. Broad Large Cap Growth Net		33.74	16.55	20.38	7.87	3.85
Russell 1000® Growth Index		33.48	16.45	20.39	7.83	2.05
Difference versus Russell 1000® Growth Index Net of Fees		0.26	0.10	(0.00)	0.04	1.80
U.S. Broad Enhanced Plus Gross	4/01	33.30	17.19	18.89	8.54	7.53
U.S. Broad Enhanced Plus Net		32.88	16.82	18.52	8.21	7.19
Russell 1000® Index		33.11	16.30	18.59	7.78	6.21
Difference versus Russell 1000® Index Net of Fees		(0.23)	0.52	(0.07)	0.43	0.97
U.S. Large Cap Core Gross	8/01	32.85	16.72	17.86	8.88	7.32
U.S. Large Cap Core Net		32.23	16.17	17.29	8.38	6.82
S&P 500® Index		32.39	16.18	17.94	7.40	5.54
Difference versus S&P 500® Index Net of Fees		(0.15)	(0.01)	(0.65)	0.97	1.28
U.S. Broad Large Cap Value Gross	8/04	33.65	18.21	17.99	-	9.19
U.S. Broad Large Cap Value Net		33.16	17.77	17.55	-	8.78
Russell 1000® Value Index		32.53	16.06	16.67	-	7.79
Difference versus Russell 1000® Value Index Net of Fees		0.63	1.71	0.88	-	0.98
Global Large Cap Core Gross	1/05	31.57	14.70	16.47	-	8.71
Global Large Cap Core Net		30.96	14.17	15.90	-	8.15
MSCI World® Index		27.36	12.13	15.68	-	6.73
Difference versus MSCI World® Index Net of Fees		3.60	2.04	0.22	-	1.42
Enhanced Plus USA Gross	1/06	32.85	17.58	18.61	-	7.71
Enhanced Plus USA Net		32.44	17.20	18.22	-	7.37
MSCI USA® Index		32.61	16.24	18.18	-	7.41
Difference versus MSCI USA® Index Net of Fees		(0.17)	0.96	0.04	-	(0.04)
International Large Cap Core Gross	11/06	29.73	11.24	14.46	-	5.81
International Large Cap Core Net		29.18	10.77	13.98	-	5.37
MSCI EAFE® Index		23.29	8.66	12.96	-	3.07
Difference versus MSCI EAFE® Index Net of Fees		5.89	2.11	1.02	-	2.30

Past performance is no guarantee of future results.

Notes:

(1) Returns for periods greater than 1 year are annualized. Refer to p. 29 for performance disclosure.

(2) Differences may not agree with input data due to rounding.

27

Mathematical equity performance (cont.) (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 12/31/2013 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Broad Enhanced Index Gross	10/08	33.14	16.90	18.59	-	12.10
U.S. Broad Enhanced Index Net		32.85	16.64	18.29	-	11.80
Russell 1000® Index		33.11	16.30	18.59	-	12.06
Difference versus Russell 1000® Index Net of Fees		(0.27)	0.34	(0.30)	-	(0.26)
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	32.06	15.08	-	-	19.38
Global Large Cap Core ex Japan (Kokusai) Net		31.38	14.46	-	-	18.74
MSCI KOKUSAI® World ex Japan Index		27.37	12.80	-	-	18.11
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		4.01	1.66	-	-	0.63
European Large Cap Core Gross (EUR)	1/10	29.00	13.13	-	-	15.46
European Large Cap Core Net (EUR)		28.29	12.51	-	-	14.83
MSCI Europe® Index (EUR)		20.51	9.59	-	-	10.13
Difference versus MSCI Europe® Index (EUR) Net of Fees		7.78	2.92	-	-	4.70
Global All Country Enhanced Index Gross	11/11	24.54	-	-	-	17.99
Global All Country Enhanced Index Net		24.10	-	-	-	17.59
MSCI All Country World® Index Net of Fees		23.44	-	-	-	16.69
Difference versus MSCI All Country World® Index Net of Fees		0.66	-	-	-	0.90
Global Low Volatility Gross (3)	1/12	24.30	-	-	-	17.61
Global Low Volatility Net		23.86	-	-	-	17.20
MSCI World® Index		27.36	-	-	-	21.83
Difference versus MSCI World® Index Net of Fees		(3.50)	-	-	-	(4.63)
Global High Dividend Core Gross	4/12	24.83	-	-	-	17.96
Global High Dividend Core Net		24.15	-	-	-	17.31
MSCI World® High Dividend Index		22.89	-	-	-	17.27
Difference versus MSCI World® High Dividend Yield Index Net of Fees		1.26	-	-	-	0.04
Global Enhanced Index Gross	6/12	28.80	-	-	-	28.68
Global Enhanced Index Net		28.36	-	-	-	28.24
MSCI World® Index		27.36	-	-	-	27.45
Difference versus MSCI World® Index Net of Fees		1.00	-	-	-	0.79
Enhanced Index North America Gross	7/12	30.79	-	-	-	25.00
Enhanced Index North America Net		30.42	-	-	-	24.64
MSCI North America® Index		30.38	-	-	-	24.53
Difference versus MSCI North America® Index Net of Fees		0.04	-	-	-	0.11
Large Cap Core USA Gross	8/12	34.07	-	-	-	27.68
Large Cap Core USA Net		33.54	-	-	-	27.18
MSCI USA® Index		32.61	-	-	-	26.08
Difference versus MSCI USA® Index Net of Fees		0.93	-	-	-	1.09
U.S. Low Volatility Gross (3)	8/12	26.22	-	-	-	18.88
U.S. Low Volatility Net		25.79	-	-	-	18.48
Russell 1000® Index		33.11	-	-	-	26.82
Difference versus Russell 1000® Index Net of Fees		(7.32)	-	-	-	(8.34)
Eurozone Low Volatility Gross (EUR) (3)	8/12	20.44	-	-	-	16.02
Eurozone Low Volatility Net (EUR)		20.02	-	-	-	15.61
MSCI EMU® Index (EUR)		24.42	-	-	-	27.09
Difference versus MSCI EMU® Index (EUR) Net of Fees		(4.39)	-	-	-	(11.47)

Past performance is no guarantee of future results.

Notes:

(1) Returns for periods greater than 1 year are annualized. Refer to p. 29 for performance disclosure.

(2) Differences may not agree with input data due to rounding.

(3) This product is engineered to reduce the portfolio's absolute standard deviation for a given target excess return rather than its tracking error relative to a cap-weighted benchmark.

28

Mathematical equity performance disclosure For the period ending December 31, 2013, 67%, 75%, 50% and 50% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Growth Fund – Class S (1/03); INTECH U.S. Core Fund – Class T (2/03); INTECH U.S. Value Fund – Class I (12/05); INTECH International Fund – Class I (5/07); INTECH Global Dividend Fund – Class I (12/11) and Janus Aspen INTECH U.S. Low Volatility Portfolio – Service Shares (9/12). The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. For U.S. Large Cap Value from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Value Index (“Barra Value Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Value Index, which later became the S&P 500/Citigroup Value Index (“Citigroup Value Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Value Index and the Citigroup Value Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Value Index. Effective 12/9/2009, the Citigroup Value Index's name was changed to S&P 500 Value Index. The S&P 500 Value Index is a market-capitalization-weighted index developed by Standard and Poor’s consisting of those stocks within the S&P 500 Index that exhibit strong value characteristics. The index measures the performance of the value style of investing in large cap U.S. stocks. The S&P 500 Value Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include only those strategies with at least a 1-year track record. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI.

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending December 31, 2013, 53%, 60%, 60% and 73% of the 53, 43, 40 and 30 Complex-Wide mutual funds; 44%, 50%, 63% and 71% of the 41, 34, 32 and 24 Fundamental Equity mutual funds; and 100%, 100%, 50% and 100% of the 6, 5, 4 and 4 Fixed Income mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 73% of the Complex-Wide mutual fund assets, 69% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending December 31, 2013, 49%, 38% and 67% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 43, 40 and 30 funds, respectively. 43 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details.

Other important disclosures Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI World High Dividend Yield Index is a free float-adjusted market capitalization-weighted index based on the MSCI World Index, its parent index, which includes large- and mid-cap stocks across 24 Developed Market Countries. The MSCI World High Dividend Yield Index is designed to reflect the performance of equities with higher-than-average dividend yields and pass dividend sustainability and persistence screens. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex-U.S. IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. MSCI EMU (European Economic and Monetary Union) Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of countries within EMU (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Portugal and Spain). Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC C-0114-55535 04-15-14

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2012, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.